UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Commission File Number 1-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2026, InnSuites Hospitality Trust (the “Trust”) received written notice from NYSE American LLC (“NYSE American”) indicating that the Trust is not in compliance with the continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide. The notice states that the Trust reported stockholders’ deficit of approximately $(921,921) as of April 30, 2026, and losses from continuing operations and/or net losses in two of its three most recent fiscal years ended January 31, 2026.

The notice has no immediate effect on the listing or trading of the Trust’s shares of beneficial interest on NYSE American, subject to the Trust’s compliance with NYSE American’s other continued listing requirements.

The notice requires the Trust to submit a plan of compliance by July 24, 2026, advising NYSE American of actions the Trust has taken or will take to regain compliance with the continued listing standards by December 24, 2027. The Trust intends to timely submit a compliance plan to NYSE American.

The Trust is currently evaluating actions intended to increase stockholders’ equity and support continued listing compliance. The Trust expects that its compliance plan may include, subject to applicable approvals and conditions, one or more of the following: conversion of certain RRF LLLP units into IHT shares, conversion of certain related-party indebtedness into IHT equity at a market-based price, capital-raising transactions, debt or capitalization restructuring, strategic transactions, reduction or deferral of certain cash uses, and operational initiatives intended to improve hotel gross operating profits. Any such actions remain subject to applicable board or committee approval, accounting confirmation, NYSE American requirements, securities law compliance, and other conditions.

If NYSE American accepts the Trust’s compliance plan, the Trust will be subject to periodic review, including quarterly monitoring, for compliance with the plan. If the Trust does not submit a plan, if NYSE American does not accept the plan, if the Trust does not regain compliance by December 24, 2027, or if the Trust does not make progress consistent with the plan during the plan period, NYSE American may initiate delisting proceedings.

The notice also states that five business days following receipt of the notice, the Trust will be added to the list of NYSE American noncompliant issuers and a below compliance indicator, “.BC,” will be disseminated with the Trust’s ticker symbol. The website posting and indicator will be removed when the Trust has regained compliance with all applicable continued listing standards.

There can be no assurance that NYSE American will accept the Trust’s compliance plan, that any proposed transaction or initiative will be completed, that the Trust will be able to regain compliance within the plan period, or that the Trust will otherwise remain in compliance with other NYSE American continued listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: June 30, 2026

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)